SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------------

                                    FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            DLJ High Yield Bond Fund
        -------------------------------------------------------------------
        (Exact name of registrant as specified in its certificate of trust)

                    Delaware                           [Applied For]
       --------------------------------------     ------------------------
             (State of organization)                   (IRS Employer
                                                     Identification No.)

               277 Park Avenue
              New York, New York                           10172
       --------------------------------------     ------------------------
       Address of principal executive offices)           (Zip Code)

                      Securities to be registered pursuant
                          to Section 12(b) of the Act:

             Title of each class           Name of each exchange on which
             to be so registered            each class is to be registered
             -------------------          ---------------------------------
              Common Shares of            The New York Stock Exchange, Inc.
            Beneficial Interest,
               par value $.001

                      Securities to be registered pursuant
                          to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

                                  Page 1 of 3

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Item 1.        Description of Registrant's Securities to be Registered
               Capital Stock

               The title and description of the Common Shares of Beneficial Interest being registered hereby is incorporated herein by reference to the information appearing under the caption "Description of Shares" in the preliminary prospectus included in the Registration Statement on Form N-2 of DLJ High Yield Bond Fund (the "Company").

Item 2.        Exhibits

               Exhibits are a part of the Company's Registration Statement on Form N-2.

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

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            DLJ HIGH YIELD BOND FUND

                                            By:/s/ G. MOFFETT COCHRAN
                                               -------------------------
                                               G. Moffett Cochran
                                               Chief Executive Officer and
                                               Chief Financial Officer

Dated:  May 11, 1998

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